77Q1(a)


Appendix A, dated July 24, 2007, to the Master Amended and
Restated By-Laws for MFS Growth  Opportunities  Fund, dated January
1, 2002 as revised June 23, 2004,  and the Master  Amended and Restated
  By-Laws for MFS Growth  Opportunities  Fund,  dated January 1,
2002 as revised June 23, 2004 and August 22, 2007, are contained in
 Post-Effective  Amendment No 28 to the  Registration  Statement of
MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24,
2007, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.


Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Growth Opportunities Fund, dated
January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992),
 as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933.
Such document is incorporated herein by reference.